CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE NATIONAL VISION HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED

Exhibit 10.1
AMENDMENT 4 TO THE MANAGEMENT & SERVICES AGREEMENT BETWEEN WALMART INC. AND NATIONAL VISION, INC.

This Amendment 4 to the MANAGEMENT & SERVICES AGREEMENT, dated as of May 1, 2012, as amended (the “Agreement”), between Walmart Inc. (f/k/a Wal-Mart Stores, Inc.) (“Walmart”) and National Vision, Inc. (“Manager”) is effective as of July 17, 2020. All capitalized terms used but not defined in this amendment have the meaning given those terms in the Agreement.
Based upon the terms and conditions of the Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. Walmart and Manager agree to the following:
I.Amendments to Extend the Term and Economics of the Agreement.
A.Updates to Section VIII. DURATION, TERMINATION AND DEFAULT.
1.Section VIII.A.1. is hereby deleted in its entirety and replaced with the paragraph below:
“This Agreement begins on the Effective Date and continues until February 23, 2024, unless sooner terminated or extended in accordance with the terms of this Agreement. This Agreement will automatically renew for an additional three (3) year term unless one Party gives the other Party written notice of non-renewal no later than seven (7) months prior to the expiration date of the initial term. The initial term and any renewal term of this Agreement are referred collectively as the “Term”.”
2.The first sentence of Section VIII.B.2. is hereby deleted in its entirety and replaced with the following:
“Walmart has the right, but not the obligation, to terminate this Agreement upon notice to Manager following the occurrence of a Material Default by Manager.”
B.Updates to Section IV. COMPENSATION.
[*]

II.Additional Amendments to the Agreement.
A.Add the following sentence to the end of subsection E of Section II. ENGAGEMENT AND AUTHORITY OF MANAGER.
“Notwithstanding the foregoing, Manager agrees to implement a background check program for Manager Personnel who are hired to work at Centers on and after January 1, 2021 that is substantially consistent with the background check program implemented by Walmart at its other retail optical centers.”
B.Add the following new subsection G to Section III. MANAGER’S OBLIGATIONS:
“G. Compliance Certificate and Audit Rights.
1.Manager shall provide to Walmart an annual compliance certificate no later than 60 days following the end of each calendar year during the Term (beginning with the year ended December 31, 2020), certifying compliance with Manager’s obligations under subsections C.3, C.15 and C.18 of this Section III.
2.During the term of this Agreement and for two (2) years after its termination or expiration, on at least five (5) Business Days' notice and during regular business hours, Walmart may at its own expense reasonably inspect, or have its duly authorized representative conduct full and independent audits including, but not limited to, all information, books, records and accounts relating to Manager’s services, obligations or responsibilities under this Agreement including, but not limited to, Manager compensation under this Agreement. Manager shall keep accurate and complete accounts and time records related to this Agreement. Additionally, Walmart requires that Manager reserve for Walmart the right to audit Manager’s subcontractors.”
C.Update to Manager Notice Address in subsection I of Section XIV, MISCELLANEOUS. Subsection I is hereby amended to update Manager’s address to the following: 2435 Commerce Avenue, Bldg. 2200, Duluth, Georgia 30096.
D.Deletion of no longer applicable provisions.
1.Subsections C.20(a), (b) and (c) of Section III, MANAGER’S OBLIGATIONS, are hereby deleted and reserved.

2.[*]
3.Subsections A.2, A.3 and A.4 of Section VII. REMODELED, RELOCATED AND CLOSED STORES, are hereby deleted and reserved.
4.Subsection E of Section XIII. REGULATORY & COMPLIANCE MATTERS is hereby deleted and reserved.
E.Updates to Schedules and Exhibits.
1.The Parties agree that the Business Associate Addendum (“BAA”) included as Schedule H of the Agreement may be reviewed and updated from time to time as mutually agreed by the Parties and Schedule H of the Agreement shall be deemed updated upon execution of any such BAA.
2.Schedule J of the Agreement is hereby deleted in its entirety and replaced with the Schedule J attached hereto.
III.General. (i) This Amendment may be executed in a number of counterparts, and each counterpart signature, when taken with the other counterpart signatures, is treated as if executed upon one original of this Amendment. A facsimile or electronic signature or a scanned image of an original signature, of any party to this Amendment is binding upon that party as if it were an original.
(ii) The undersigned understands and agrees that all the terms and conditions established in the Agreement, except to the extent inconsistent with the terms and conditions of this Amendment, shall apply to this Amendment. Walmart and Manager have caused this Amendment to be executed by their respective officers or representatives duly authorized to do so.

IN WITNESS WHEREOF, the undersigned parties do hereby agree to make the above modifications to the Agreement. These modifications are valid as if they were included in the original Agreement.

National Vision, Inc.		Walmart Inc.
By:	/s/ Reade Fahs	By:	/s/ Mony Iyer
Name:	Reade Fahs	Name:	Mony Iyer
Title:	Chief Executive Officer	Title:	Vice President, Specialty Healthcare, Walmart

Date:	July 17, 2020	Date:	July 17, 2020

SCHEDULE J

List of Delegates

Hong Kong Optical Lens Co.
11/F, Flat 01, Kwong Sang
Hong Centre, 151 Hoi Bun Road
Kwun Tong, Kowloon
Hong Kong SAR

Shenzhen HK Optical Eyewear Co. Ltd.
Room 302, 4th and 5th Floor, Building B, Fu Bi Lun Ind Zone,
Zhao Yang Road, Yan Lou Street, Bao an District,
Shenzhen City, Guangdong, 518126, China

Laboratorio Optimex, S.A. de C.V.
Eugenio Cuzin #945
Parque Industrial Belenes Nortes
Zapopan Mexico 45150

Cushman & Wakefield
575 Maryville Centre Drive, Suite 600
St. Louis, MO 63141 | USA

Century Displays
1005 Progress Circle
Lawrenceville, GA 30043

AFI - Atlantic Fixture Installations
1615 Robin Circle, Suite H
Forest Hills, MD 21050